Exhibit 99.1

FDA Confirms a 510(k) De Novo Path for EyeGate’s Device, the Ocular Bandage Gel,
Following Pre-Submission Meeting

Top-Line Data from First-in-Human Pilot Study Expected by Year-End 2016

WALTHAM, Mass., November 17, 2016 — EyeGate Pharmaceuticals, Inc. (NASDAQ: EYEG) (“EyeGate” or the “Company”), a clinical-stage specialty pharmaceutical company that focuses on developing and commercializing products for treating diseases and disorders of the eye, today announced that, following a pre-submission meeting with the U.S. Food & Drug Administration (“FDA”), it plans to pursue U.S. regulatory clearance of its EyeGate Ocular Bandage Gel (“EyeGate OBG”), via the De Novo 510(k) pathway. EyeGate OBG is the lead product candidate from the Company’s cross-linked, thiolated carboxymethyl hyaluronic acid (CMHA-S) platform. The Company plans to release top-line results by year-end, from its initial pilot study evaluating the ability of EyeGate OBG to accelerate ocular surface re-epithelialization following photorefractive keratectomy (“PRK”).

“We are extremely encouraged by our dialogue thus far with the FDA around EyeGate OBG, and are pleased to have a clear clinical and regulatory path forward for our first-in-kind eye drop that could accelerate recovery from post corneal surgery and injury”, said Stephen From, President and Chief Executive Officer of EyeGate. “We believe that the De Novo process, which is for medical devices without predicates, provides evidence of the novelty of our EyeGate OBG product. We look forward to announcing the top-line data from our PRK pilot study by the end of the year.”

The EyeGate OBG is a synthetic biocompatible CMHA-S hydrogel, capable of coating the ocular surface and designed to resist degradation under conditions present in the eye. This prolongs residence time of the bandage on the ocular surface, addressing the limitations of current non-cross-linked hyaluronic acid formulations. Additionally, cross-linking allows the product’s viscosity to be modified to meet optimum ocular needs. The EyeGate OBG is a sterile liquigel that is designed to be administered to the eye from a single-use vial four times per day for a maximum of 28 days.

About EyeGate

EyeGate is a clinical-stage specialty pharmaceutical company that is focused on developing and commercializing therapeutics and drug delivery systems for treating diseases of the eye. EGP-437, the Company’s first and only product in clinical trials, incorporates a reformulated topically active corticosteroid, Dexamethasone Phosphate that is delivered into the ocular tissues through EyeGate’s proprietary innovative drug delivery system, the EyeGate® II Delivery System. In addition, EyeGate is developing, through its wholly-owned Jade subsidiary, products using cross-linked thiolated carboxymethyl hyaluronic acid (“CMHA-S”), a modified form of the natural polymer hyaluronic acid (HA), which possesses unique physical and chemical properties such as viscoelasticity and water retention. The ability of CMHA-S to adhere longer to the ocular surface, resist degradation and protect the ocular surface makes it well-suited for treating various ocular surface injuries. For more information, please visit www.EyeGatePharma.com.

Safe Harbor Statement

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the commercialization efforts and other regulatory or marketing approval efforts pertaining to EyeGate’s products, including EyeGate OBG, EyeGate’s EGP-437 combination product, and those of Jade Therapeutics, Inc., a wholly owned subsidiary of EyeGate, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, certain risk factors described under the heading “Risk Factors” contained in EyeGate’s Annual Report on Form 10-K filed with the SEC on March 30, 2016, EyeGate’s Quarterly Report on Form 10-Q filed with the SEC on May 13, 2016 or described in EyeGate’s other public filings. EyeGate’s results may also be affected by factors of which EyeGate is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. EyeGate expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact:

Lee Roth / Joseph Green

The Ruth Group for EyeGate Pharmaceuticals

646-536-7012 / 7013

lroth@theruthgroup.com / jgreen@theruthgroup.com